UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of Earliest Event Reported):          September 5, 2006

                          TRINITY LEARNING CORPORATION
                   __________________________________________
             (Exact name of registrant as specified in its charter)

             Utah                0-8924                          73-0981865
    _____________________     ____________                    ______________
(State or other jurisdiction  (Commission                    (I.R.S. Employer
      of incorporation)       File Number)                   Identification No.)

        4101 International Parkway Carrollton, Texas           75007
        ____________________________________________        ___________
          (Address of principal executive offices)          (Zip Code)

   Registrant's telephone number, including area code:          (972) 309-4000

                                 Not Applicable
                 ______________________________________________
           Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  1.01     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

AUGUST  2006  FINANCING
-----------------------

     On August 31, 2006 (the "Closing Date"), Trinity Learning Corporation (the "Company") entered into agreements with Laurus Master Fund, Ltd., a Cayman Islands corporation ("Laurus"), pursuant to which the Company sold debt and issued preferred stock of the Company to Laurus in a private offering pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended. The securities being sold and issued to Laurus include the following:

- A secured three-year term note (the "Secured Note") with a principal amount of $2,500,000 (the "Secured Note Amount"), which matures on August 31, 2009 (the "Maturity Date");

- A secured three-year revolving note with a principal amount of $5,000,000 (the "Revolving Note"; the Revolving Note and the Secured Note shall be collectively referred to as the "Notes"); and

- 1,500,000 shares (the "Shares") of preferred stock (the "Preferred Stock"), of the Company, which is redeemable by the Company at a price of $0.10 per share (the "Set Price") at any time until August 31, 2011, and may be converted by Laurus at any time into common stock, no par value per share (the "Common Stock"), of the Company at the Set Price.

     Of the Secured Note, net proceeds of $2,173,000 were received by the Company on the Closing Date. Any proceeds of the Revolving Note will be deposited in a restricted account with Col Taylor Bank as security for the total loan amount and for use by us to make acquisitions as approved by Laurus. We also agreed to pay, out of the Loan proceeds, the sum of $270,000 to Laurus Capital Management, LLC, the manager of Laurus, the sum of $60,000 to Laurus as reimbursement for Laurus' legal fees, due diligence fees and expenses incurred in connection with the transaction, and $2,000 to Loeb & Loeb LLP as escrow agent fees.

     The Notes are secured by a blanket lien on all of the Company's assets, the assets of the Company's subsidiaries and the cash held in the restricted account at Col Taylor Bank. The Company pledged its ownership interests in Trinity Workplace Learning Corporation, its subsidiary, to Laurus in connection with the aforementioned financing. In the event of a default, Laurus has the right to accelerate payments under the Notes and, in addition to any other remedies available to it, to foreclose upon the assets securing the Notes.

     The principal amount of the Secured Note carries an interest rate of prime plus three percent (the "Secured Note Rate"), subject to adjustment, and we must make monthly amortizing payments of $42,500, commencing January 1, 2007 and with said monthly amortizing payments increasing to $62,500 commencing on January 1, 2008, toward the outstanding non-restricted principal amount. Furthermore, the Secured Note Rate shall not at any time be less than nine percent (9.0%). The Company may prepay the Secured Note at any time by paying Laurus 105% of the Secured Note Amount if such prepayment occurs prior to the first anniversary of the Closing Date, 103% if such prepayment occurs on or after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, or 101% of the Secured Note Amount outstanding at such time if such prepayment occurs thereafter but prior to the Maturity Date, plus any accrued but unpaid interest thereon.

     The principal amount of the Revolving Note carries an interest rate of prime plus two percent (the "Revolving Note Rate"), subject to adjustment, and we must make said monthly interest payments, payable in arrears, commencing September 1, 2006. Furthermore, the Revolving Note Rate shall not at any time be less than nine percent (9.0%). This monthly interest payment amount will be increased proportionately if and when funds are released from the restricted account. The Company may prepay the May 2006 Revolving Note at any time without penalty.

     In consideration of the foregoing and so long as no Event of Default, as defined in the Security Agreement entered into by and between the Company, Laurus and Trinity Workplace Learning Corporation, has occurred and is continuing, Laurus agreed not to directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the U.S. Securities Exchange Act of 1934, as amended, or otherwise dispose of any Shares or publicly announce an intention to do any of the foregoing, for a period of no less than twelve (12) months from the Closing Date.

     The Shares of Preferred Stock are convertible into shares of our common stock at a price of $0.10 per share, subject to anti-dilution adjustments. Laurus has contractually agreed to restrict its ability to convert the Shares of Preferred Stock and receive shares of the Company's Common Stock such that the number of shares of the Company common stock held by it after such exercise does not exceed 4.99% of the Company's then issued and outstanding shares of common stock. Such restriction shall automatically become null and void following notice to the Company upon occurrence of an event of default under the agreements with Laurus or upon 61days prior notice to the Company.

We also have granted Laurus a right of first refusal with respect to any debt or equity financings, with such restriction being in effect for no longer then 2 years after the Closing Date.

     The Company is obligated to file a registration statement registering the resale of shares of the Company's Common Stock issuable upon the conversion of the Shares. If the registration statement is not filed within 60 days of Closing Date, or declared effective within 180 days of Closing Date, or if the registration is suspended other than as permitted, in the registration rights agreement between the Company and Laurus, the Company is obligated to pay Laurus certain fees and the obligations may be deemed to be in default.

AMENDMENT  TO  MARCH  2006  FINANCING
-------------------------------------

     On July 27, 2006, the Company entered into a Letter Agreement (the "Letter Agreement #1") with Palisades Master Fund LP ("Palisades") pursuant to which
Palisades agreed to waive an Event of Default for the Company's failure to timely file a registration statement with the SEC in connection with the March 2006 financing with Palisades (the "March 2006 Financing"), and Palisades further agreed to subordinate its term loan to the Company in the amount of $4,500,000 to Laurus. Furthermore, Palisades agreed to modify the date by which the Company had to have the Palisades registration statement effective to September 27, 2006, and waive an Event of Default for the Company's failure to timely obtain Shareholder Approval as defined in the Securities Purchase Agreement entered into in connection with the March 2006 Financing, subject to the terms of the Registration Rights Agreement dated as of March 31, 2006 by and between the Company and Palisades. As consideration for the waiver, the Company agreed to issue Palisades 1,000,000 shares of Preferred Stock having a 7% coupon which is convertible into Common Stock of the Company at the Set Price per share (the "Palisades Preferred Stock"). The Palisades Preferred Stock shall pay the 7% coupon semi-annually. Furthermore, at the Company's sole option, it has the right to redeem the Palisades Preferred Stock at the Set Price at any time on or before the 5th anniversary of the Palisades Closing Date (as defined below). The Company also agreed to file a registration statement registering the resale of the shares issuable upon the conversion of the Palisades Preferred Stock no later than 210 days after the Palisades Closing Date (as defined below). Palisades further agreed to file a registration statement registering the resale of the shares issuable upon the conversion of the Palisades Preferred Stock no later than 210 days after the Palisades Closing Date (as defined below). The Company further agreed to enter into a cash collateral lock-box agreement with Palisades, and also agreed to issue an additional 82,800,000 warrants to Palisades (the "Additional Warrants") as consideration for the waiver, such that Palisades would have the right to substitute the Additional Warrants for Preferred Stock of the Company under similar terms and conditions as any Preferred Stock that would be issued to Laurus. The effectiveness of the Letter Agreement #1 was predicated upon the Company agreeing to a financing agreement with Laurus on or before August 31, 2006. The Palisades Preferred Stock was issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

     On July 31, 2006 (the "Palisades Closing Date"), the Company entered into a subsequent Letter Agreement with Palisades (the "Letter Agreement #2") whereby Palisades and the Company agreed to modify the Letter Agreement #1, such that Palisades would subordinate its security interest in all of the assets of the Company and its subsidiaries to Laurus. As consideration for the waiver obtained by the Company pursuant to Letter Agreement #1 and Letter Agreement #2, Palisades' agreement to subordinate to Laurus and Palisades agreement to surrender the 7,500,000 warrants issued in connection with the March 2006 Financing, the Company agreed to issue to Palisades an additional 1,800,000 shares of Preferred Stock of the Company (the "Additional Palisades Preferred Stock") having a 7% coupon, convertible into Common Stock of the Company at the Set Price. The Additional Palisades Preferred Stock shall pay the 7% coupon semi-annually. Furthermore, at the Company's sole option, it has the right to redeem said Preferred Stock issued to Palisades at the Set Price at any time on or before the 5th anniversary of the Palisades Closing Date. The effectiveness of the Letter Agreement #2 was predicated upon the Company agreeing to a financing agreement with Laurus on or before August 31, 2006. The Additional Palisades Preferred Stock was issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     See  Item  1.01

ITEM  3.02     UNREGISTERED  SALES  OF  EQUITY  SECURITIES

     See  Item  1.01

ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS.

(a)  Financial  statements  of  business  acquired.

     Not  applicable

(b)  Pro  forma  financial  information.

     Not  applicable

(c)  Shell  company  transactions.

     Not  applicable

(d)  Index  of  Exhibits.

Exhibit
Number                     Description
------                     -----------

3(i).1 Amended and Restated Articles of Incorporation of the Company as filed with Utah Secretary of State on August 31, 2006.

4.1 Security Agreement dated August 31, 2006 by and among Trinity Learning Corporation, Laurus Master Fund, Ltd. and Trinity Workplace Learning Corporation.

4.2 IP Security Agreement dated August 31, 2006 by and between Laurus Master Fund, Ltd. and Trinity Workplace Learning Corporation.

4.3  Secured  Non-Convertible  Term  Note  payable  to  Laurus Master Fund, Ltd.

4.4  Secured  Non-Convertible Revolving Note payable to Laurus Master Fund, Ltd.

4.5 Funds Escrow Agreement dated August 31, 2006 by and among Trinity Learning Corporation, Laurus Master Fund, Ltd. and Loeb & Loeb LLP.

4.7 Registration Rights Agreement dated August 31, 2006 by and between Trinity Learning Corporation and Laurus Master Fund, Ltd.

4.8 Stock Pledge Agreement dated August 31, 2006 by and among Laurus Master Fund, Ltd., Trinity Learning Corporation and Trinity Workplace Learning Corporation.

4.9 Subordination Agreement dated August 31, 2006 by and among Laurus Master Fund, Ltd., Palisades Master Fund LP, Trinity Learning Corporation and Trinity Workplace Learning Corporation.

4.10 Letter Agreement entered into by and between Trinity Learning Corporation and Palisades Master Fund LP dated July 27, 2006.

4.11 Letter Agreement entered into by and between Trinity Learning Corporation and Palisades Master Fund LP dated July 31, 2006.

4.12 Lock-up Letter Agreement by and between Trinity Learning Corporation and Laurus Master Fund, Ltd.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Trinity  Learning  Corporation

September  6,  2006          By:  /s/  Patrick  R.  Quinn
                                  -----------------------
                           Name:  Patrick  R.  Quinn
                          Title:  Chief  Financial  Officer